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                                 Exhibit 10-83
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                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
                              (All Cash Purchase)

THIS AGREEMENT ("Agreement") is entered as of February 8, 1993, by and between CARL N. KARCHER AND MARGARET M. KARCHER TRUST, under a Declaration of Trust dated August 17, 1970, as amended ("Seller"), and CARL KARCHER ENTERPRISES, INC., a California corporation ("Buyer").

                                    RECITALS

A. Seller is the fee owner of that certain parcel of land situated in the County of Orange, State of California, as more particularly described on EXHIBIT A as Parcel 1 ("Parcel 1"), which Exhibit is attached hereto and by this reference incorporated herein. Seller is the Lessee under those certain Ground Leases for parcels of land situated in the County of Orange, State of California, as more particularly described on EXHIBIT A as Parcels 2 and 3 (respectively "Parcel 2" and "Parcel 3") (Parcels 1, 2 and 3, as more particularly described, and collectively referred to as "Land").

B. The Land is currently subject to those certain Land and Building Leases as described on EXHIBIT B attached hereto and by this reference incorporated herein, as amended from time to time prior to the date hereof (the "Land and Building Leases"), between Seller, as Lessor, and Buyer as Lessee.

C. Buyer desires to purchase Seller's fee interest in the Land, building and improvements with regard to Parcel 1, and Seller's leasehold interest in the Land and such building and improvements constructed thereon, with regard to Parcels 2 and 3, and Seller has agreed to sell and convey Seller's respective interests in the Land, building and improvements to Buyer, on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

1. PURCHASE AND SALE. Upon all of the terms and conditions contained herein, Buyer hereby agrees to purchase Seller's respective fee and leasehold interests in the Land from Seller and Seller agrees to sell the Seller's said interests in the Land to Buyer.


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2.       ESCROW.  Promptly after this Agreement has been signed and delivered by and between the parties hereto, Seller shall open an escrow ("Escrow") with Fidelity National Title Insurance Company, 2100 Southeast Main Street, Suite 400, Irvine, California ("Escrow Holder"), by delivering a fully executed copy of this Agreement to Escrow Holder. The parties agree to be bound by the standard escrow General Provisions attached hereto as EXHIBIT C, and shall execute and deliver to Escrow Holder such other reasonable supplemental escrow instructions or other instruments as may be required by Escrow Holder or the parties hereto in order to consummate the sale described herein. The attached EXHIBIT C and/or the printed portions of any such instructions shall not amend or supersede any provision of this Agreement.

3. CLOSING OF ESCROW. Subject to the satisfaction of all conditions precedent set forth herein, the closing ("Closing") of the purchase and sale of the interests in the Land shall take place through Escrow on or before March 15, 1993, or such other date as the parties may mutually agree in writing (the "Closing Date"). The sale of the interest in each Parcel shall close as an individual transaction and is not dependent on closing of the other sites.

4. PURCHASE PRICE. The purchase price for the Land (the "Purchase Price") shall be set out as follows:

Parcel 1: One Million Sixty Three Thousand Four Hundred Thirty Four Dollars ($1,063,434.00).

Parcel 2: Three Hundred Forty Six Thousand Seven Hundred Sixty Eight Dollars ($346,768.00).

Parcel 3: Four Hundred Ninety Eight Thousand Three Hundred Forty One Dollars ($498,341.00).

The Purchase Price shall be payable through Escrow as follows:

         (a) DEPOSIT. Concurrently with Buyer's execution and delivery of this Agreement, Buyer shall deliver to Escrow Holder, for immediate release to Seller, the sum of SEVEN HUNDRED THOUSAND AND 00/100 Dollars ($700,000.00), TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) shall be applicable to Parcel 1, ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) shall be applicable to Parcel 2, and THREE HUNDRED THOUSAND DOLLARS ($300,000.00) shall be applicable to Parcel 3, which sum shall be held by Seller and applied towards the Purchase Price upon Closing, subject, however, to being disbursed to Seller as liquidated damages as provided in Section 9(b) below or returned to Buyer as provided in Section 9(a) or 17 below. No interest shall accrue or be paid to Buyer with





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respect to said deposit.


         (b) CASH AT CLOSING. The balance of the Purchase Price, together with any additional amounts and costs chargeable to Buyer as provided below, shall be deposited by Buyer into Escrow not less than twenty-four (24) hours prior to the Closing Date of each escrow, and shall be disbursed by Escrow Holder to Seller upon the Closing, less the costs and prorations chargeable to Seller under Section 5 below.

5.       COSTS AND PRORATIONS.

         (a) CLOSING COSTS. Buyer and Seller shall each pay one-half (1/2) of the fees and charges of Escrow Holder. Seller shall bear the cost of all documentary transfer taxes, and the premium for the title Policies. Buyer shall pay the entire cost of, and shall be responsible for obtaining, any extended coverage, ALTA owner's or Lender's or other title policy or endorsements in excess of the standard coverage owner's title policy to be provided by Seller, together with any land surveys required in connection therewith. Buyer and Seller shall each bear their own respective legal, accounting and other consultant fees, charges and costs, if any, incurred in connection with this transaction. All recording costs or fees and all other costs or expenses not otherwise provided for in this Agreement shall be apportioned or allocated by Escrow Holder between Buyer and Seller in the manner customary in Orange County.

         (b) TAXES AND ASSESSMENTS. Escrow Holder shall calculate the proration of all current real property taxes and all general and special bonds and assessments on the Land between Buyer and Seller as of the Closing Date. Except for such taxes, bonds and assessments for that portion of Parcel 1 not under a Land and Building Lease to Buyer, Escrow Holder shall not be concerned with charging the parties for such prorations of any such taxes and assessments through Escrow since the Lessee under the Land and Building Lease, who is the same as, or is affiliated or under common control with Buyer, is required to pay all such taxes under the terms of the Ground Lease. Any real property taxes levied under the Supplemental Tax Roll as a result of this sale, whether prior to the normal assessment date or otherwise, shall be paid solely by Buyer. Escrow Holder shall prorate and charge Buyer for all rental, common area maintenance charges, if any, and other sums due and unpaid to Seller under the Land and Building Leases of Buyer as of the Closing Date, and Seller shall provide such information as Escrow Holder may request to enable Escrow Holder to calculate such proration. Escrow Holder shall additionally prorate and charge Seller for all rental, common area maintenance charges,





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if any, and other sums paid to Seller in advance under that certain Land and
Building Lease for that portion of Parcel 1 not occupied by Buyer. The parties agree that if any rental sum under the Land and Building Lease is calculated based on a percentage of sales, revenue or income from the leased premises and if such rental sum cannot readily be determined for the then - current reporting period as of the Closing Date, then such sum shall be deemed unchanged from the last prior reporting period under the Land and Building Lease and Seller shall instruct Escrow Holder as to the amount thereof.

6. CONDITIONS TO CLOSING. The respective obligations of Buyer and Seller to complete the purchase and sale of the Land are subject to satisfaction of the conditions precedent set forth below for their respective benefit at or prior to Closing.

         (a) TRANSFER AND POSSESSION. Seller shall deliver through Escrow an executed and recordable Grant Deed in the form attached hereto as EXHIBIT D (the "Grant Deed"), an executed and recordable Termination of Land and Building Lease in the form attached hereto as EXHIBIT E (the "Termination") for such Lease as may exist between Buyer and Seller herein, and an executed and recordable Assignment of Land and Building Lease in the form attached hereto as EXHIBIT F (the "Assignment") for such additional lease as may exist, sufficient to convey insurable title to Buyer for Parcel 1 subject only to the matters described in Section 6(c).

         Seller shall deliver through Escrow executed and recordable Terminations of Land and Building Lease in the form attached hereto as EXHIBIT E (the "Termination") for the Land and Building Leases currently existing between Buyer as Lessee and Seller as Lessor,executed and recordable Assignments of Ground Lease in the form attached hereto as EXHIBIT F (the "Assignment"), and consent from the Ground Lessor to any such Assignment as may be required under the Ground Leases, which shall be sufficient to convey insurable title to Buyer for parcels 2 and 3 subject only to the matters described in Section 6(c).

         (b) TITLE APPROVAL. Buyer shall obtain from Escrow Holder preliminary title reports covering the respective interest in the Land (the "Title Reports"). Buyer shall take title to the Land pursuant to this Agreement subject to matters described in Section 6(c), and to all other matters of record shown on said Title Report or listed as exceptions to coverage therein except such matters as Buyer shall expressly disapprove by giving written notice to Seller on or before ten business (10) days following Buyer's receipt of the respective Title Report and underlying documents, (the "Approval Date"), which notice shall specify reasonable grounds for each such matter so disapproved. Seller shall have ten business





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(10) days from its receipt of such notice of disapproval within which to notify
Buyer in writing as to whether it shall cause the removal of such disapproved exception to coverage under the respective Title Policy on or before the Closing Date. Seller shall have no obligation to remove any such exception except, if applicable, the lien of the Existing Deed of Trust (as defined in Section 6(e) below) which shall be removed by Seller concurrently with the Closing. The failure by Seller to give Buyer written notice of its intention to remove any exception to coverage under the respective Title Policy disapproved by Buyer in the manner herein provided shall be deemed an election by Seller not to remove such exception. In the event that Seller does not so notify Buyer of its election to cause the removal of such disapproved exception. In the event that Seller does not so notify Buyer of its election to cause the removal of such disapproved exception, Buyer may terminate this Agreement, pursuant to Section 9(a) below, by written notice to Seller and Escrow Holder within ten (10) days after the end of the period for Seller to respond; otherwise, Buyer shall be deemed to have waived its disapproval of such exception to coverage under the respective Title Policy and approved same. Should Buyer fail to disapprove any matter affecting the condition of title or constituting an exception to coverage under the respective Title Policy by the Approval Date as set forth above, such matter and/or exception shall be deemed approved by Buyer.

         (c) TITLE CONDITION AT CLOSING. Seller shall cause Escrow Holder to deliver or commit to deliver to Buyer a standard coverage CLTA Owner's Policy of Title Insurance for each Parcel (the "Title Policy") dated as of the Closing, insuring Buyer in an amount equal to the portion of the Purchase Price allocated in Section 4 to such Parcel, and showing title to the Land vested in Buyer subject only to:

          (i) Real Property taxes and all unpaid general and special bonds or assessments;

          (ii)   As to Parcel 1, all matters set forth in the Grant
                 Deed;

          (iii)  As to Parcels 2 and 3, the respective master leases;

          (iv)   The printed exceptions contained in the Title Policy;

          (v) All recorded covenants, conditions and restrictions and other matters shown on the Title Report that are set forth above or that have been





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                 approved or deemed approved by Buyer;


          (vi) All other matters affecting title to the Land approved in writing or deemed approved by Buyer, which approval shall not unreasonably be withheld, delayed or conditioned.

         (d) ESTOPPEL CERTIFICATE. Seller shall, without charge or expense to Buyer, execute, acknowledge, and deliver a statement in writing (i) certifying that the respective Ground Leases, as amended, are unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease, as so modified, is in full force and effect) and the date to which the Rental and other charges are paid in advance, if any, and
(ii) acknowledging that there are not any uncured defaults of which the acknowledging party has knowledge, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by Buyer and any prospective assignee, sublessee or encumbrancer of the Premises.

         (e)     EXISTING DEEDS OF TRUST.

As to Parcel 1:

The Land described as Parcel 1 may currently be encumbered by a deed of trust to Commonwealth Land Title Company, as Trustee, for the benefit of The Mitsubishi Bank of California, a California corporation, which deed of trust was recorded December 30, 1986, as Instrument No. 86-651152 in the Official Records of Orange County, California (the "Existing Deed of Trust"). If so, Escrow Holder is hereby instructed to cause the Existing Deed of Trust to be reconveyed as to the Land at the expense of Seller and concurrently with the Closing.

As to Parcel 2:

That Land described as Parcel 2 may currently be encumbered by a Deed of Trust to United California Bank, a California corporation, which Deed of Trust was recorded August 21, 1980 as Instrument No. 25490 in the official records of Orange County, California (the "Existing Deed fo Trust"). Escrow Holder is hereby instructed to cause the Existing Deed of Trust to be reconveyed as to the Seller's respective interest in the Land at the expense of Seller and concurrently with the Closing.

As to Parcel 3:

That Land described as Parcel 3 may currently be encumbered by a Deed of Trust to Heritage Bank, a California corporation as





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Trustee, for the benefit of Heritage Bank, a California corporation, which Deed of Trust was recorded April 30, 1976 as Instrument No. 34379 in the official records of Orange County, California (the "Existing Deed of Trust"). Escrow Holder is hereby instructed to cause the Existing Deed of Trust to be reconveyed as to the Seller's respective interest in the Land at the expense of Seller and concurrently with the Closing.

7. NO ASSIGNMENT BY BUYER PERMITTED. Buyer may not assign its interest under this Agreement without the express prior written consent of Seller, which consent may be given or withheld by Seller in its sole discretion, and any such attempted assignment made in violation of this provision shall be null and void. Notwithstanding the foregoing, Seller agrees not to unreasonably withhold its consent to an assignment by Buyer of its rights hereunder to an entity owned or controlled by or under common control with Buyer. Promptly after any such assignment, Seller shall be furnished with copies of the final executed assignment documents.

8. TIME OF THE ESSENCE AND ESCROW CANCELLATION. Time is of the essence of every provision of this Agreement in which time is an element. Failure by any party to perform any obligation within the time and on the terms and conditions required hereunder shall discharge the other party's duties and obligations to perform hereunder upon written notice or demand from the other party. However, if Escrow is not in condition to close by the agreed Closing Date, Escrow Holder shall continue to comply with the instructions contained herein until a written demand has been made by a party entitled to do so for the cancellation of Escrow. Escrow Holder shall notify all other parties to this Agreement of any such demand, and shall immediately cancel Escrow without any further instructions from any party.

9. TERMINATION RIGHTS. The parties shall have the right to terminate this Agreement as follows:

         (a) BUYER'S RIGHT. If Seller fails to perform any covenant when due hereunder, or if Seller is not in a position by the Closing Date to convey title to the respective fee and leasehold interest in the Land subject only to the matters described in Section 6(c) above, and Buyer is unwilling to accept such title to the respective interest in the Land as Seller may be able to convey, then Buyer may terminate this Agreement and the Escrow by giving written notice thereof to Seller and Escrow Holder, or Buyer may waive disapproval and acquire respective interest in the Land in accordance with the terms hereof. In the event of any such termination, or if Buyer duly terminates this Agreement pursuant to





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Section 6(b) above, Seller and/or Escrow Holder shall promptly return to Buyer all sums theretofore delivered by Buyer pursuant to Section 4 above and held by either of them. Additionally, Escrow Holder shall return all instruments to the parties who deposited same, and all title and escrow cancellation charges shall be divided equally between the parties (except that Seller, or Buyer, as the case may be, shall pay all of such cancellation charges if the termination is due to said party's default).

         (b) SELLER'S RIGHT/LIQUIDATED DAMAGES. If Buyer fails to deposit any required sums by the prescribed time or in the prescribed manner, or to perform any other covenant when due hereunder, or if Buyer commits any other breach of this Agreement, the Seller, at its option, may terminate this Agreement and Escrow by giving written demand to Buyer and Escrow Holder. Thereupon Escrow shall be cancelled, all instruments shall be returned to the respective parties who deposited same, and Buyer shall pay all title and escrow cancellation charges and fees.

IN ADDITION, THE PARTIES AGREE THAT SELLER SHALL HAVE SUSTAINED DAMAGES RESULTING FROM BUYER'S FAILURE TO PERFORM WHICH DAMAGES ARE DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. ACCORDINGLY, SELLER SHALL BE ENTITLED TO RETAIN A PORTION OF THE DEPOSIT SPECIFIED IN SECTION 4(A) ABOVE, AS SUCH PORTION OF SUCH DEPOSIT IS ALLOCATED FOR EACH SUCH PARCEL HEREIN, AS A LIQUIDATED AND REASONABLE ESTIMATE OF SUCH DAMAGES FOR BUYER'S BREACH OR FAILURE TO COMPLETE THE PURCHASE OF THE LAND AS PROVIDED HEREINABOVE, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671 AND 1677; PARCEL 1, $2,000; PARCEL 2, $2,000; PARCEL 3, $2000.

         ________________________ ______________________
         Buyers Initials          Seller's Initials


10. FURTHER DOCUMENTS AND ACTS. Each of the parties hereto agrees to cooperate in good faith with each other, and to execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement.

11. BUYER'S ACKNOWLEDGMENTS. Buyer hereby acknowledges and agrees to each of the following provisions:

         (a) RECEIPT OF DOCUMENTS. Buyer has received and read, understands and agrees to be bound by the terms and conditions of the Ground Leases as they apply to Parcels 2 and 3, and the Land and Building Lease as it applies to a portion of parcel 1.





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         (b)     PRIOR INVESTIGATIONS.  Buyer agrees that it has fully
inspected the Land and the improvements constructed thereon, is familiar with the terms and conditions of the Ground Leases as they apply to Parcels 2 and 3 and the Land and Building Lease as it applies to a portion of Parcel 1, and the condition of the improvements, and that it is purchasing the Land on an "as is" basis. Notwithstanding the foregoing, Buyer, its authorized agents and representatives shall have the right to enter onto Parcel 1 and make any and such inspections, appraisals and studies, at Seller's sole cost and expense, to determine the existence of contaminants in the soils or structures as follows:

(i) A soils investigation performed by a licensed soil engineer, including but not limited to Phase I testing, and Phase II testing if required, certifying that the Premises are not in violation of EPA standards or regulations or such standards or regulations promulgated by any other governmental entity having authority therefor, and that the Parcel is otherwise free from subsurface soils contamination, including hydrocarbon contaminants, hazardous waste and/or toxic pollutants.

(ii) Buyer shall, within fifteen (15) days from the execution date hereof, cause to have such testing of the existing office structure on Parcel 1 completed to determine the extent, if any, of contamination present in the structure.

Should any contamination be present, Seller, at Seller's sole cost and expense, shall remove said contaminated materials as soon as reasonably possible, prior to the close of escrow on Parcel 1. If Seller should determine, in Seller's reasonable judgment, that the cost of removal of such contamination in cost prohibitive to Seller, Seller shall have the option of terminating this Agreement as it applies to Parcel 1, and refunding to Buyer the deposit allocated to such Parcel.

12. NON-FOREIGN STATUS OF SELLER. In accordance with Section 1445 of the Internal Revenue Code, Seller hereby represents, warrants and certifies to Buyer, under penalty of perjury, that Seller is not now, and at the Closing will not be, a "foreign person) (that is, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder); that Seller's tax identification number is 13-3177751; and that Buyer need not withhold tax at the Closing as a result of this transfer.

13. FIRST RIGHT OF REFUSAL. It is expressly agreed that Buyer shall have the right to sell each of the Parcels herein, or any





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portion thereof; however, Seller shall have the right of first refusal to purchase each of the Parcels, or any portion thereof, on the same terms and conditions as that established as a bona fide selling price between Buyer and a third party. Before Buyer sells the Parcel or any portion thereof to a third party, Buyer shall first give a written fifteen (15) day notice to Seller of Buyer's intention to do so. Said notice shall specify the terms and conditions upon which it is intended to make such sale and shall contain an offer to sell to Seller upon said terms. Seller shall have fifteen (15) days after receipt of said notice in which to accept or reject said offer. Buyer shall not sell the Parcel to a third party at a lower price or on terms more favorable than those specified to Seller. Any sale not in conformity with this paragraph shall be null and void. If Seller shall not give Buyer written notice of acceptance of the offer within said fifteen (15) days, Buyer shall have the right to sell to a third party at the price and on the terms and conditions of said offer.

14. SURVIVABILITY OF COVENANTS. All covenants of Buyer or Seller which are expressly intended hereunder to be performed in whole or in part after the Closing, and all representations, warranties and indemnities by either party to the other, shall survive the Closing and be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, successors and permitted assignees. Any agreements, understandings, warranties or representations not expressly contained herein shall in no way bind either Seller or Buyer. Seller and Buyer each expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, promise and/or agreement, if any, not contained in or attached to this Agreement.

15. BROKERS' COMMISSIONS. Each of the parties represents to the other that no brokerage commission, finder's fee or other similar compensation of any kind is due or owing to any person or entity in connection with the transactions covered by this Agreement. Each party agrees to and does hereby indemnify and hold the other harmless from and against any and all costs, liabilities, losses, damages, claims, causes of action or proceedings which may result from any broker, agent, finder, or similar person, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in connection with the transactions covered by this Agreement.

16. WAIVER, CONSENT AN REMEDIES. Each provision of this Agreement to be performed by Buyer and/or Seller shall be deemed both a covenant and a condition and shall be a material consideration for the other party's performance hereunder, and any breach thereof by





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either party shall be deemed a material default hereunder by such patty.
Either party may specifically and expressly waive in writing any portion of this Agreement or any breach thereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. A waiving party may at any time thereafter require further compliance by the other party with any breach or provision so wived. The consent by one party to any act by the other for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or any similar acts in the future. No waiver or consent shall be implied from silence or any failure of a party to act, except as otherwise specified in this Agreement. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other. Except as otherwise specified herein, either party may pursue any one or more of its rights, options or remedies hereunder or may seek damages or specific performance in the event of the other party's breach hereunder, or may pursue any other remedy at law or equity, whether or not stated in this Agreement.

17. ATTORNEYS' FEES. In the event of any declaratory or other legal or equitable action instituted between Seller, Buyer and/or Escrow Holder in connection with this Agreement, then as between Buyer and Seller the prevailing party shall be entitled to recover from the losing party all of its costs and expenses, including court costs and reasonable attorneys' fees.

18. CONDEMNATION. If at any time prior to the Closing, legal proceedings are commenced under the power of eminent domain with respect to allow any Parcel or portion thereof, either Seller or Buyer may terminate this Agreement and cancel Escrow as to such Parcel by giving written notice to Escrow Holder and the other party. Thereupon, all conveyance instruments relating to such Parcel shall be returned to the respective parties who deposited same, Buyer and Seller shall each pay one-half (1/2) of all title and Escrow cancellation charges, all other funds then deposited by Buyer in Escrow and any funds paid outside of Escrow by Buyer shall be returned to Buyer, and each party shall be excused from any further obligations hereunder or liability to the other party. In the event of such termination, Buyer shall have no right to participate in the receipt of any condemnation proceeds from the taking; provided, however, that the rights of Seller and the Lessee under the Lease applicable to the affected Parcel in the event of condemnation shall continue in full force and effect. Should neither party elect to terminate this Agreement as aforesaid, there shall be no price adjustment as a result of the taking, and Seller





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shall not be entitled to any condemnation award as may be attributable to such
Parcel.

19. DAMAGE OR DESTRUCTION. In the event any of the improvements on any Parcel are damaged or destroyed prior to the Closing, Buyer agrees that it shall bear the risk of such loss and shall have no right to terminate this transaction; provided, however, that as of the Closing Date, Buyer shall be entitled to all sums, if any, payable to the Lessor under the respective Lease as the result of such damage.

20. AUTHORITY TO BIND. Each of the individuals signing this Agreement on behalf of any entity thereby specifically represents and warrants that such signatories, either collectively or individually, have the authority to bind that entity to all provisions of this Agreement.

21. NOTICES. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person or by independent courier service to the other party at the address(es) below, or deposited in the United States mail, duly certified or registered (return receipt requested), postage prepaid, and addressed to the party for whom intended, as follows:

         If to Seller:            CARL N. KARCHER and
                                  MARGARET M. KARCHER TRUST
                                  P. O. Box 61021
                                  Anaheim, CA 92803

         copy to: LEWIS, D'AMATO, BRISBOIS & BISGAARD 650 Town Center Drive, Suite 1400 Costa Mesa, CA 92626
                                  Attn: Bruce M. Boyd, Esq.

         If to Buyer:             Carl Karcher Enterprises, Inc.
                                  P. O. Box 4349
                                  Anaheim, CA 92803
                                  Attn: Leasing/Escrow Department

Any party may from time to time, by written notice to the other, designate a different address which shall be substituted for that specified above. If any notice or other document is sent by mail as aforesaid, the same shall be deemed fully delivered and received forty-eight (48) hours after mailing as provided above.





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22.      GENDER AND NUMBER.  In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural shall be deemed to include one another, as appropriate.

23. ENTIRE AGREEMENT. This Agreement and its exhibits constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. Prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

24. CAPTIONS. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

25. GOVERNING LAW. This Agreement and the exhibits attached hereto have been negotiated and executed in the State of California and shall be governed by and construed under the laws of the State of California.

26. INVALIDITY OF PROVISIONS. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.

27. AMENDMENTS. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing and signed by both Buyer and Seller.

28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


29. NO RECORDATION. Neither Buyer nor Seller shall, without the consent of the other, record this Agreement, or a short form or memorandum thereof, or take any other action which would materially and adversely affect the marketability of Seller's title to the Land.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SELLER:                                 BUYER:
- - -------                                 ------
CARL AND MARGARET M KARCHER             CARL KARCHER ENTERPRISES, INC.
TRUST, under a Declaration of           a California corporation
Trust dated August 17, 1970,
as amended

    /s/ CARL N. KARCHER                     /s/ RICHARD C. CELIO
BY: _______________________             BY: _______________________
                                            Richard C. Celio
                                            Vice President/
                                            Corporate Counsel

                                            /s/ LOREN PANNIER
BY: _______________________             BY: _______________________
                                            Loren Pannier
                                            Group Vice President
                                            Finance/Administration

                                  EXHIBIT "A"
                               Legal Description


Parcel 1:

         Lots 1, 2, 3, 4, 5, and 6 in Block 1 of Tract No. 856, in the City of Garden Grove, as shown on a map thereof recorded in book 26, page 8, Miscellaneous Maps, records of said Orange County.

Parcel 2:

         The South 100.00 feet of the North 335.00 feet of the West 150.00 feet of the East 200.00 feet of the Northeast Quarter of the Northeast Quarter of Section 29, Township 4 South, Range 10 West, partly in the Rancho Los Coyotes and partly in the Rancho Las Bolsas, in the City of Garden Grove, County of Orange, State of California, as per map recorded in Book 51, Page 10 of Miscellaneous Maps, in the Office of the County Recorder of said County.

Parcel 3:

         All that certain land situated in the State of California, County of Orange, described as follows:

                 That portion of allotments in decree of partition of the Rancho Canon de Santa Ana in the County of Orange, State of California, recorded in Case No. 1978 of the 17th Judicial District Court of California, a certified copy of which was recorded February 8, 1974 in book 28, page 158 of Deed in the office of the County Recorder of Los Angeles County, California described as follows:

                 Parcel No. 3, as shown on a Map filed in book 56, page 2 of Parcel Maps in the office of the County Recorder of Orange County, California.

                                  EXHIBIT "B"

A.       Parcel 1:

                 That certain fee property identified as Parcel 1 on Exhibit "A" herein, and a portion of which may also be referred to as CKE Unit #5, which parcel 1 is subject to:

         (i) a Land and Building Lease dated December 1, 1978 by and between Carl N. Karcher, Trustee, "Lessor", and Carl Karcher Enterprises, Inc., "Lessee" ("Land and Building Lease") as such Land and Building Lease was amended by that certain First Amendment to Lease dated June 12, 1979, and that Second Amendment to Lease dated March 26, 1990;

         (ii) a Land and Building Lease dated June 1, 1986, by and between Carl
         N. Karcher and Margaret M. Karcher Trust, "Lessor", and Dental Finance Company, "Lessee" (Land and Building Lease").


B.       Parcel 2:

                 That certain leasehold property identified as Parcel 2 on Exhibit "A" herein, and which may also be referred to as CKE Unit #6, which Parcel 2 is subject to:

         (i) that certain Ground Lease dated August 10, 1979, by and between John C. Quantannens, Trustee, "Lessor", and Carl N. Karcher, Trustee under trust dated August 17, 1970, "Lessee", ("Ground Lease") as such Ground Lease was amended by that certain First Amendment to Ground Lease dated August 12, 1970;

         (ii) that certain Land and Building Lease dated February 15, 1980, by and between Carl N. Karcher, Trustee, under the Trust dated August 17, 1970, "Lessor", and Carl Karcher Enterprises, Inc., a California corporation, "Lessee", ("Land and Building Lease") as such Land and Building Lease was amended by that certain Rental Commencement Memorandum executed September 4, 1980, that certain First Amendment to Lease dated March 2, 1981 and that certain Second Amendment to Lease executed March 26, 1990.


C.       Parcel 3:

                 That certain leasehold property identified as Parcel 3 on Exhibit "A" herein, and which may also be referred to as CKE Unit #140, which Parcel 3 is subject to:

         (i) that certain Ground Lease dated September 3, 1974, by and between Raymond G. Spehar and Estelle K. Spehar and Marcia Ann Halligan, "Lessor", and Carl Karcher Enterprises, Inc., a California corporation, "Lessee" ("Ground Lease") as such Ground Lease was amended by that certain First Amendment to Lease dated August 5, 1975, and that certain Assignment of Lease dated April 20, 1976 wherein the Ground Lease was assigned by Carl Karcher Enterprises, Inc. to Carl N. Karcher, Trustee under a trust dated August 17, 1970 and as such Lease was further amended by that certain Amended and Restated Ground Lease dated November 3, 1980, and that certain Second Amendment of Ground Lease executed November 6, 1986;

EXHIBIT "B" (page 2)

         (ii) that certain Land and Building Lease dated April 21, 1976 by and between Carl N. Karcher, Trustee under the Trust dated August 17, 1970, "Lessor", and Carl Karcher Enterprises, Inc., a California corporation, "Lessee", ("Land and Building Lease") as such Land and Building Lease was amended by that certain Amendment to Lease dated January 28, 1983, that certain Second Amendment of Land and Building Lease dated November 6, 1986, and that Third Amendment to Land and Building Lease executed on March 26, 1990.

                                  EXHIBIT "C"

FIDELITY NATIONAL TITLE

                              Escrow Instructions
                                  (continued)

                               GENERAL PROVISIONS

1.       DEPOSIT OF FUNDS

         Section 12413.1, California Insurance Code, commonly known as Assembly Bill 512, became effective January 1, 1990. This legislation deals with the disbursement of funds deposited with any title entity acting in an escrow or sub escrow capacity. The law requires that all funds be deposited and collected by the title entity's escrow and/or sub escrow account prior to disbursement of any funds. Some methods of funding may subject funds to a holding period which must expire before any funds may be disbursed. In order to avoid any such delays, all funding should be done through wire transfer, certified check, cashier's check or teller's check.

         All funds received in this escrow shall be deposited with other escrow funds in a general escrow account or accounts of FIDELITY NATIONAL TITLE, with any state or national bank, and may be transferred to any other such general escrow account or accounts. Said funds will not earn interest unless otherwise specifically stated herein. All disbursements shall be made by check of FIDELITY NATIONAL TITLE.

         If for any reason funds are retained or remain in escrow, you are to deduct therefrom a reasonable monthly charge as custodian thereof of not less than $10.00 per month.

2.       PRORATIONS AND ADJUSTMENTS

         All prorations and/or adjustments called for in this escrow are to be made on the basis of a thirty (30) day month unless otherwise instructed in writing. Re-prorations, if necessitated by subsequent changes, will be made direct and outside escrow. The phrase "close of escrow" (COE or CE) as used in this escrow means the date on which documents are recorded and relates only in proration and/or adjustments unless otherwise specified. You are to use information contained on last available tax statement, rental statement as provided by the Seller, beneficiary's statement and fire insurance policies delivered into escrow for the prorates provided for herein. Tax bills issued after close of escrow shall be handled directly between buyer and seller.

3.       SUPPLEMENTAL TAXES

         The within described property will be subject to supplemental real property taxes due to the change of ownership taking place through this escrow. Any supplemental real property taxes arising as a result of the transfer of the property to Buyer shall be the sole responsibility of Buyer and any supplemental real property taxes arising prior to the closing date shall be the sole responsibility of the Seller. TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER.

4.       UTILITIES/POSSESSION

         Transfer of utilities and possession of the premises are to be settled by the parties direct and outside of escrow.

5.       RECORDATION OF INSTRUMENTS

         Recordation of any instruments delivered through this escrow, if necessary or proper for the issuance of the policy of title insurance called for, is authorized.

6.       AUTHORIZATION TO FURNISH COPIES

         You are authorized to furnish copies of these instructions, supplements, amendments, or notices of cancellation and closing statements in this escrow, to the Real Estate Broker(s) and Lender(s) named in this escrow.

7.       AUTHORIZATION TO EXECUTE ASSIGNMENT OF HAZARD INSURANCE POLICIES

         Either Buyer, Seller and/or Lender will hand you the insurance agent's name and insurance policy information, and you are to execute, on behalf of the principals hereto, form assignments of interest in any insurance policy (other than title insurance) called for in this escrow, forward assignment and policy to the insurance agent, requesting that insurer consent to such transfer and/or attach a loss payable clause and/or such other endorsements as may be required, and forward such policy(s) to the principals entitled thereto. It is not your responsibility to verify the information handed you or the assignability of said insurance. Your sole duty is to forward said request to insurance agent as close of escrow.

         Further, there shall be no responsibility upon the part of the escrow company to renew hazard insurance upon expiration or otherwise keep it in force either during the interim and/or subsequent to the close of escrow. Cancellation of any existing hazard insurance policies are to be handled direct and outside of escrow.

8.       PERSONAL PROPERTY

         No examination or insurance as to the amount or payment of personal property taxes is required unless specifically requested.

         By the signing below, the parties to the above referenced escrow hereby acknowledge that they are indemnifying the Escrow Agent of any and all matters regarding any "Bulk Sales" requirements, if applicable, and instruct Escrow Agent to proceed with the closing of escrow without any matter of any nature whatsoever regarding "Bulk Sales" being handled through escrow.

9.       RIGHT OF RESIGNATION

         Escrow Agent has the right to resign upon written ten (10) day notice. If such right is exercised, all funds and documents shall be returned to the party who deposited them and Escrow Agent shall have no liability hereunder.

10.      RIGHT OF CANCELLATION

         Any principal instructing you to cancel this escrow shall file notice of cancellation in your office in writing. You shall, within two (2) working days thereafter, mail, by certified mail, one copy of such notice to each of the other principals at the addresses stated in this escrow. UNLESS WRITTEN OBJECTION TO CANCELLATION IS FILED IN YOUR OFFICE BY A PRINCIPAL WITHIN TEN
(10) DAYS AFTER DATE OF SUCH MAILING, YOU ARE AUTHORIZED TO COMPLY WITH SUCH NOTICE AND DEMAND PAYMENT OF YOUR CANCELLATION CHARGES. If written objection is filed, you are authorized to hold all money and instruments in this escrow and take no further action until otherwise directed, either by the principals' mutual written instructions, or final order of a court of competent jurisdiction.

11.      ACTION IN INTERPLEADER

         The principals hereto expressly agree that you, as escrow holder, have the absolute right at your election to file an action in interpleader requiring the principals to answer and litigate their several claims and rights among themselves and you are authorized to deposit with the clerk of the court all documents and funds held in this escrow. In the event such action is filed, the principals jointly and severally agree to pay your cancellation charges and costs, expenses and reasonable attorney's fees which you are required to expend or incur in such interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such action, you shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this escrow.


         ______________________________________________________________________
         Signature

         ______________________________________________________________________


12.      TERMINATION OF AGENCY OBLIGATION

         If there is no action taken on this escrow within six (6) months after the "time limit date" as set forth in the escrow instructions or written extension thereof, your agency obligation shall terminate at your option and all documents, monies or other items held by you shall be returned to the parties depositing same. In the event of cancellation of this escrow, whether it be at the request of any of the principals or otherwise, the fees and charges due FIDELITY NATIONAL TITLE, including expenditures incurred and/or authorized shall be borne equally by the parties hereto (unless otherwise agreed to specifically).

13.      CONFLICTING INSTRUCTIONS

         Upon receipt of any conflicting instructions, you are no longer obligated to take any further action in connection with this escrow until further consistent instructions are received from the principals to this escrow.

14.      REIMBURSEMENT ATTORNEY FEES/ESCROW HOLDER

         In the event that a suit is brought by any party or parties to these escrow instructions to which the escrow holder is named as a party which results in a judgment in favor of the escrow holder and against a principal or principals herein, the principal or principals' agent agree to pay said escrow holder all costs, expenses and reasonable attorney's fees which it may expend or incur in said suit, the amount thereof to be fixed and judgment therefore to be rendered by the court in said suit.

15.      DELIVERY/RECEIPT

         Delivery to Buyer and/or Seller as used in these instructions is to be by regular mail, and receipt is determined to be 72 hours after such mailing unless otherwise stated herein. All documents, balances and statements due to the undersigned are to be mailed to the address shown herein.

16.      STATE/FEDERAL CODE NOTIFICATIONS

         According to Section 1521 of The Tax Reform Act of 1986, the Seller, when applicable, will be required to complete a sales activity report that will be utilized to generate a 1099 to the Internal Revenue Service.

         Pursuant to Section 480.3 of Revenue and Taxation Code of the State of California prior to the close of escrow, Buyer will provide Escrow Holder with a Preliminary Change of Ownership Report. In the event said report is not handed to Escrow Holder for submission to the County in which subject property is located, upon recording of the Grant Deed, Buyers acknowledge that the applicable fee will be assessed by said County and Escrow Holder shall debit the account of Buyer for same at close of escrow. Further, Buyers acknowledge that this lack of submission may impact certain provisions under the Owners Policy of Title Insurance issued at close of this escrow.

         Pursuant to Foreign Investors in Real Property Tax Act, the Internal Revenue Code, Sections 1445 and 6039 C, and any applicable state codes affecting the same, Buyer and Seller herein represent and warrant that they will seek and obtain independent legal advice and counsel relative to their obligations and will take all steps in order to comply with such requirements and agree to hold you harmless relative to their compliance therewith. (SALE
ONLY)

17.      ENCUMBRANCES

         Escrow agent is to act upon any statements furnished by a lienholder or his agent without liability or responsibility for the accuracy of such statements. Any adjustment necessary because of a discrepancy between the information furnished Escrow Agent and an amount later determined to be correct shall be settled between the parties direct and outside of escrow.

         You are authorized to pay all encumbrances necessary to place title in condition called for herein, including but not limited to prepayment penalties, without further approval of the undersigned.

18.      ENVIRONMENTAL ISSUES

         FIDELITY NATIONAL TITLE has made no investigation concerning said property as to environmental/toxic waste issues. Any due diligence required or needed to determine environmental impact as to forms of toxification, if applicable, will be done direct and outside of escrow. FIDELITY NATIONAL TITLE is released of any responsibility and/or liability in connection therewith.

19.      USURY

         You are not to be concerned with any questions of usury in any loan or encumbrance involved in the processing of this escrow, and you are hereby released of any responsibility or liability therefore.

20.      DISCLOSURE

         Your knowledge of matters affecting the property, provided such facts do not prevent your compliance with these instructions, does not create any liability or duty in addition to your responsibility under these instructions.

21.      CLARIFICATION OF DUTIES

         FIDELITY NATIONAL TITLE serves as an Escrow Agent ONLY in connection with these instructions and cannot give legal advice to any party hereto.


THIS AGREEMENT IN ALL PARTS APPLIES TO, INSURES TO THE BENEFIT OF, AND BINDS ALL PARTIES HERETO, THEIR HEIRS, LEGATEES, DEVISEES, ADMINISTRATORS, EXECUTORS, SUCCESSORS AND ASSIGNS, AND WHENEVER THE CONTEXT SO REQUIRES THE MASCULINE GENDER INCLUDES THE FEMININE AND NEUTER, AND THE SINGULAR NUMBER INCLUDES THE PLURAL. THESE INSTRUCTIONS AND ANY OTHER AMENDMENTS MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE CONSIDERED AS AN ORIGINAL AND BE EFFECTIVE AS SUCH.

MY SIGNATURE HERETO CONSTITUTES INSTRUCTION TO ESCROW HOLDER OF ALL TERMS AND CONDITIONS CONTAINED IN THIS AND ALL PRECEDING PAGES AND FURTHER SIGNIFIES THAT I HAVE READ AND UNDERSTAND THESE GENERAL PROVISIONS.


_______________________________________________________________________________
Signature


_______________________________________________________________________________

                                  EXHIBIT "D"

RECORDING REQUESTED BY

MAIL TAX STATEMENT TO

Carl Karcher Enterprises
1200 N. Harbor Blvd.
Anaheim, CA 92803

WHEN RECORDED MAIL TO

Carl Karcher Enterprises, Inc.
1200 N. Harbor Blvd.
Anaheim, CA 92803
Attn:  Leasing/Escrow Dept.

________________________________ SPACE ABOVE RECORDER'S USE ONLY________________
ORDER NO.
ESCROW NO.                                               GRANT DEED (INDIVIDUAL)
________________________________________________________________________________

The undersigned grantor(s) declare(s):
Documentary transfer tax is $____________________.
(    )   Computed on full value of property conveyed, or
(    )   Computed on full value less value of liens and encumbrances remaining at time of sale.
(    )   Unincorporated area (    ) City of ____________________________________
         Tax Parcel No. ____________________________


FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

CARL N. KARCHER, Trustee of CARL N. KARCHER AND MARGARET M. KARCHER TRUST,


hereby GRANT(S) to

CARL KARCHER ENTERPRISES, INC., a California corporation,


the following described real property in the County of Orange, State of California:

Lots, 4, 5 and 6 in Block 1 in Tract No. 856, as per map thereof recorded in Book 16, Page 8 of Miscellaneous Maps, Records of Orange County, California.

SUBJECT TO: Covenants, conditions, rights, easements and encumbrances of record.



                                          _____________________________________
Dated______________________________       _____________________________________
                                          _____________________________________
                                          _____________________________________
STATE OF CALIFORNIA                  S.S.
County of _________________________


         On ___________________________________ before me,
         ___________________________________________, Notary Public,
         personally appeared _______________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



         WITNESS my hand and official seal,



         Signature ______________________________________________________ (Seal)